Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Rexahn Pharmaceuticals, Inc. and to the incorporation by reference therein of our reports dated March 24, 2008, with respect to the financial statements of Rexahn Pharmaceutical, Inc., included in its Annual Report (Form 10-KSB) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ LAZAR LEVINE & FELIX, LLP

Lazar Levine & Felix, LLP
New York, NY

July 29, 2008